EXHIBIT 10.1

TOREADOR ENERGY FRANCE S.C.S.

And

HESS OIL FRANCE S.A.S

AMENDMENT AGREEMENT

TO THE

INVESTMENT AGREEMENT

This agreement (the “Amendment Agreement”) is made this 18th day of May 2011

BETWEEN:

(1)	TOREADOR ENERGY FRANCE S.C.S (“Toreador”), a company incorporated and existing under the laws of France, an indirect subsidiary of Toreador Resources Corporation, a Delaware corporation; and

(2)	HESS OIL FRANCE S.A.S (“Hess”), a company incorporated and existing under the laws of France, a wholly owned subsidiary of Hess Corporation, a Delaware Corporation.

The companies named above and their respective successors and assignees (if any), may sometimes individually be referred to as “Party” and collectively as the “Parties”.

WHEREAS:

(A)	The Parties entered into an investment agreement in relation to petroleum permits in the Paris Basin region on 10th May 2010 (“Investment Agreement”);

(B)	The Parties wish to extend the duration of the Phase 1 Completion Deadline under the Investment Agreement by modifying the “Phase 1 Completion Deadline” definition pursuant to the Clause 15.8 of the Investment Agreement;

(C)	The Parties wish to set out such mutually agreed modifications in this Amendment Agreement.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS

1.	Definitions and Interpretation

1.1	Terms defined in the Investment Agreement shall, unless otherwise stated, have the same meanings when used in this Amendment Agreement and the recitals hereto.

2.	Amendments to the Investment Agreement

With effect from the Effective Date, the Investment Agreement is hereby amended pursuant to the Clause 15.8 of the Investment Agreement as follow:

2.1	Amend Clause 1.1 of the Investment Agreement by:

2.1.1	revising the definition of Phase 1 Completion Deadline by changing “thirty (30)-month period” to “forty eight (48)-month period” so that it shall read as follow:

“Phase 1 Completion Deadline” shall mean the last day of the forty eight (48) -month period following the date on which Government Approval (or refusal, as the case maybe) for all the Wholly Owned Permits is obtained.”

3.	Miscellaneous

3.1	Governing Law

The construction, validity and performance of this Amendment Agreement shall be governed by French law. The Parties agree that any dispute arising from or in connection to this Amendment Agreement shall be finally settled pursuant to the Dispute Resolution provisions set out in the Investment Agreement.

3.2	Agreement to remain in Full Force and Effect

The Investment Agreement shall, save as hereby amended, remain in full force and effect.

3.3	Effective Date and Duration

This Amendment Agreement shall take effect from the date first written above (the “Effective Date”) and shall terminate upon the date of termination of the Investment Agreement.

3.4	Counterpart Execution

This Amendment Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts each of which when so executed shall be an original but all the counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Amendment Agreement has been duly executed on behalf of the Parties the day and year first above written.

TOREADOR ENERGY FRANCE S.C.S.

By:	/s/ Marc Sengès
Name:	Marc Sengès
Title:	President

HESS OIL FRANCE S.A.S.

By:	/s/ Mark Katrosh
Name:	Mark Katrosh
Title:	President

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